UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2019

RTW RETAILWINDS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

(b)           On April 26, 2019, Lori H. Greeley, a member of the Company’s board of directors, notified the Company that she will not stand for re-election when her term expires at the Company’s 2019 Annual Meeting of Stockholders. Ms. Greeley’s decision to not stand for re-election is not due to any disagreement with the Company on any of the Company’s operations, policies or practices. The Company thanks Ms. Greeley for the many contributions that she has made to the Company.

On April 26, 2019, Arthur E. Reiner, a member of the Company’s board of directors, notified the Company that he will not stand for re-election when his term expires at the Company’s 2019 Annual Meeting of Stockholders. Mr. Reiner’s decision to not stand for re-election is not due to any disagreement with the Company on any of the Company’s operations, policies or practices. The Company thanks Mr. Reiner for the many contributions that he has made to the Company.

Effective April 29, 2019, the appointment of Brenda Freeman to the Company’s board of directors, as described below, brought the Company’s board of directors from 9 members to 10 members. However, Ms. Greeley’s and Mr. Reiner’s resignation from the Company’s board of directors will be effective immediately before the 2019 Annual Meeting of Stockholders, at which time the number of directors constituting the board of directors shall be fixed at 8 members.

(d)           On April 26, 2019, the Company’s board of directors elected Brenda Freeman, 54, to be a member of the Company’s board of directors, effective April 29, 2019, bringing the Company’s board from 9 members to 10 members. Ms. Freeman will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s Proxy Statement for fiscal year 2017, which was filed on May 2, 2018 with the Securities and Exchange Commission.

Brenda Freeman has served as Chief Marketing Officer of Magic Leap, Inc. since December 2016, and was appointed as a Senior Advisor reporting directly to the CEO in 2019. Prior to that, she served as Chief Marketing Officer at the National Geographic Channel from 2015 to 2016; Head of Television Marketing at DreamWorks Animation SKG Inc. from 2014 to 2015; Chief Marketing Officer, Turner Animation, Young Adults and Kids Media at Turner Broadcasting Systems, Inc. from 2008 to 2014; and Senior Vice President, Integrated Marketing and Partnerships, Nickelodeon at MTV Networks Company from 2005 to 2008. She has also served in other leadership roles for MTV Networks Company, VH1, ABC Radio Networks, and PepsiCo, Inc. Ms. Freeman is currently on the board of directors and is a member of the audit and corporate governance committees of Avnet, Inc. Ms. Freeman has served on the board of directors of Caleres, Inc. since April 2017 and Herman Miller, Inc. since 2016. From 2012 to 2013, she served on the board of directors of Under Armour, Inc. She holds a B.S. in chemical engineering and a joint MBA in finance and marketing, each from the University of Maryland. The board benefits from Ms. Freeman’s skills and experience in strategy development; branding, marketing and customer experience; digital omni-channel and eCommerce; celebrity collaborations; and governance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW RETAILWINDS, INC.

/s/ Sheamus Toal
Date: April 30, 2019	Name:	Sheamus Toal
	Title:	Executive Vice President, Chief Operating Officer and
Chief Financial Officer